UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 21, 2012

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 21, 2012, the board of directors of Hornbeck Offshore Services, Inc., or the Company, approved Amendment No. 1 to the Fourth Restated Bylaws, or the Amendment. The Amendment provides for the general administration of a dual stock certificate system and process for verification of the citizenship status of the Company’s stockholders, consistent with Section 2 of the Company’s Certificate of Incorporation.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 21, 2012. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: Our stockholders re-elected three Class II directors to serve on the Company’s Board of Directors for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Director Nominee	For	Withheld	Broker Non-Votes
Larry D. Hornbeck	30,530,004	1,264,150	2,007,854
Steven W. Krablin	30,547,193	1,246,961	2,007,854
John T. Rynd	30,843,182	950,972	2,007,854

Proposal No. 2: Our stockholders approved a proposal to ratify the reappointment of Ernst & Young LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
33,201,195	599,714	1,099	0

Proposal No. 3: Our stockholders considered a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,475,498	1,312,531	6,125	2,007,854

Item 9.01 — Financial Statements and Exhibits

(c)	Exhibits.

3.1	Amendment No. 1 to Fourth Restated
Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: June 27, 2012	By:	/s/ Paul M. Ordogne
Paul M. Ordogne
Corporate Secretary